SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Forward Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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March 19, 2004

To Our Shareholders:

Fiscal 2003 was a year of significant accomplishments for our Company.  We solidified our customer relationships in the blood glucose monitoring market, we grew our revenues and earnings and we maintained discipline in our operating costs.  While our earnings continue to benefit from our tax assets, our ability to effectively manage our costs enabled us to achieve a 69% growth in our earnings leveraged by a 15% growth in our sales. This letter provides an overview of our fiscal 2003 successes, developments, and financial highlights, as well as some insights as to how we plan to build on our successes and address our challenges during fiscal 2004.

Medical Carrying Cases

Cases for blood glucose monitoring kits, our most rapidly growing product line, performed extremely well during fiscal 2003.   Compared to fiscal 2002, sales of these products grew 44% and represented 50% of our overall net sales in fiscal 2003.  We expect to continue to experience strong demand for these products from our OEM customers (Abbott Labs, Bayer, Lifescan, TheraSense and Roche) during fiscal 2004.

Cellular Phone Products

Sales of our cellular phone products such as cases for handsets and camera attachments, plastic belt clips, hand straps, decorative faceplates, and other decorative attachments declined 7% during fiscal 2003 from the prior year, primarily as a result of lower sales under our Motorola license agreement,  which we believe was largely due to market timing factors rather than execution issues.  On the other hand, by the end of fiscal 2003 we had commenced shipments of pouches and carrying straps to Nokia and we expect these sales to continue through fiscal 2004.

Other Markets

Our other current product lines include camera bags, sporting goods cases and other carrying solutions that are sold on a made-to-order basis.  Sales of these items increased 8% in fiscal 2003 over the prior year and represented 13% of our overall sales.   We anticipate steady growth of these products as we continue to explore other niche product lines.

Strong Operating Results and Financial Position

For the fiscal year ended September 30, 2003, our net sales increased 15% from the prior year to $18.9 million, while operating income rose 74% to $1.1 million.  Net income grew 69% to $1.4 million or $.24 per diluted share.  Our net income benefited from the application of tax assets in fiscal 2003 and we believe that earnings will be similarly benefited in fiscal 2004.

Our financial position remains strong.  At September 30, 2003, we had cash of $2.1 million, working capital of $4.7 million, no borrowings outstanding under our lines of credit and no long-term debt.  We believe our balance sheet forms a solid foundation to support our growth strategies.

Outlook

In the medical case market, we believe that the approximately 16 million known diabetics in the U.S. and 175 million worldwide are underserved by blood glucose monitors.  We also believe that advances in the technology and  increasing convenience of use will drive increased demand for these monitors.  Accordingly, we expect that demand for the carrying cases that we supply will remain strong.  We believe that we are well positioned to benefit from our customer relationships and experience in this market.  During the first quarter of fiscal 2004, two of our large customers, Abbott Laboratories and TheraSense, announced that they had agreed to a business combination.  While the details of the transaction have not been fully disclosed and it is premature to speculate on the effects this will have on our sales and customer relationships, we are hopeful the overall outcome will be positive.

In the cellular phone market OEMs foresee a strong year ahead in wireless communications products in view of the introduction of new handsets that work with new wireless standards that are being brought to market and the introduction of new cell phone handsets with greater functionality.  We anticipate that this will benefit sales under our Motorola license agreement.  In addition, our indications are that we will be supplying Nokia with products on a continuing basis during fiscal 2004. We expect these developments will positively impact the sales of our cellular phone carrying case products in fiscal 2004.  Our license agreement with Motorola is due to expire at the end of the fiscal year.  We are in communication with Motorola and hope to be able to announce progress toward the extension of the license or entry into a new agreement as the year progresses.

In other markets, we plan to leverage our expertise in supplying OEMs and actively seek to establish relationships within the handheld digital electronics sector.  We are actively pursuing a new, larger market opportunity - portable digital devices such as laptop computers, tablet PC's and digital cameras.  Our strategy is to position ourselves with the OEMs of these products in the same manner as we do with OEMs in the medical and cellular phone product markets.  We believe that our experience in those markets establishes a firm basis for this strategy.  In October 2003, we hired a new sales executive with 18 years experience in the computer marketplace to spearhead this initiative.

We remain enthusiastic about our Company's business prospects.  As a reflection of our positive outlook, our Board of Directors increased the number of shares authorized for repurchase under our previously announced buyback program from 400,000 shares to 486,200 shares.  To date we have repurchased 66,200 shares leaving 420,000 shares available for repurchase as market conditions permit.

In addition to pursuing new markets in fiscal 2004, we are focused on growing our existing markets by offering more products to our existing customers, as well as forming new customer relationships.  Based on these initiatives, our premier customer base, and the opportunities in the markets we presently serve, our outlook for our Company is very positive.

We invite you to review the accompanying Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and the proxy materials relating to our annual meeting for Fiscal 2003.  We urge you to attend our annual meeting, which is being held on April 21, 2004, and to complete the accompanying proxy card and vote your shares even if you are unable to attend the meeting.

On behalf of the Board of Directors, management and employees, we thank you for your support and look forward to keeping you apprised of our progress.

Sincerely,

Jerome E. Ball                                                                       Michael Schiffman
Chairman and CEO                                                               President and COO

FORWARD INDUSTRIES, INC.
1801 Green Road
Suite E
Pompano Beach, Florida 33064

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

To the Shareholders of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064:

Notice is hereby given that the Annual Shareholders' Meeting of Forward Industries, Inc. for the fiscal year ended September 30, 2003 (the "Annual Meeting") will be held on Wednesday, April 21, 2004, at 11:00 A.M., Eastern Daylight Time, at the executive offices of Forward, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, for the following purposes:

1.         To elect a Board of Directors for the current year.

2.         To ratify the re-appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending September 30, 2004.

3.         To transact such other business as may properly come before the Annual Meeting.

All shareholders are invited to attend the Annual Meeting.  Only shareholders of record at the close of business on March 5, 2004, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.  A complete list of shareholders entitled to notice of and vote at the Annual Meeting will be open to examination by shareholders beginning ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting during normal business hours at the office of the Secretary of Forward Industries, 1801 Green Road, Suite E, Pompano Beach, Florida 33064.

Whether or not you intend to be present at the Annual Meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

By Order of the Board of Directors

 Stephen Schiffman
                                                                                     Secretary

Pompano Beach, Florida
March 19, 2004

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.  THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: (1) GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF FORWARD INDUSTRIES, 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, PRIOR TO THE VOTE TO BE TAKEN AT THE ANNUAL MEETING; (2) FILE A LATER-DATED PROXY PRIOR TO SUCH VOTE; OR (3) ATTEND AND VOTE AT THE ANNUAL MEETING.

FORWARD INDUSTRIES, INC.
1801 Green Road
Suite E
Pompano Beach, Florida  33064

(954) 419-9544

______________

PROXY STATEMENT
______________

The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc., a New York corporation, for use in connection with our Annual Meeting of Shareholders for the fiscal year ended September 30, 2003 (the "Annual Meeting"), to be held Wednesday, April 21, 2004, at 11:00 A.M., Eastern Daylight Time, at our executive offices, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, and any postponement or adjournment thereof.

This Proxy Statement and related proxy documents were first mailed to shareholders on or about March 19, 2004, to each holder of record of Forward Industries' common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 5, 2004, the record date for the Annual Meeting.

VOTING SECURITIES AND PROXIES

Vote Required; Voting Securities

The Board of Directors has fixed March 5, 2004, as the record date for voting at the Annual Meeting, and only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.  At the close of business on March 5, 2004, 6,101,741 shares of Common Stock were outstanding and eligible for voting at the Annual Meeting.  Each shareholder of record on the record date is entitled to one vote for each share of Common Stock held on each matter to be voted on at the Annual Meeting.

The quorum necessary to conduct any business at the Annual Meeting consists of a majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the Annual Meeting.  The approval by a plurality of the votes in respect of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees for directors; cumulative voting is not permitted.  For all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

Proxies

The persons named in the accompanying proxy intend to vote for the election as director of each of the nominees listed herein.  Each nominee has consented to serve if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named herein as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.  We know of no reason why this would occur.

The form of proxy solicited by our Board of Directors affords shareholders the ability to specify a choice among approval of, disapproval of (or withholding authority to vote, in the case of election of directors), or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by each proxy will be voted in accordance with the instructions contained therein, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non‑votes are counted as present for purposes of determining whether the quorum requirement is satisfied.  Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

All shares of Common Stock represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board of Directors' nominees for director, FOR the ratification of the re-appointment of Ernst & Young LLP and in accordance with the proxy-holder's best judgment as to any other matters properly raised at the Annual Meeting as to which we have not received notice at least 45 days before this proxy statement was first mailed to shareholders.

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our officers, consultants and employees, without extra remuneration, may also solicit proxies personally by facsimile and by telephone.  In addition to mailing copies of this material to shareholders, we may request persons, and reimburse them for their expenses in connection therewith, who hold Common Stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold Common Stock and to request their authority for execution of the proxies.

Revocation of Proxies

A shareholder who has given a proxy may revoke it at any time if, prior to its exercise at the Annual Meeting, such shareholder has:  delivered (by mail or otherwise) written notice of such revocation to our Secretary at the address appearing at the top of page one of this Proxy Statement; executed and delivered to Forward at such address a duly and validly completed, later dated proxy reflecting contrary instructions; or appeared at the Annual Meeting and taken appropriate steps to vote in person.

No Dissenter's Rights

Under New York law, shareholders are not entitled to dissenter's rights of appraisal with respect to the election of directors or the proposal to ratify the re-appointment of Ernst & Young LLP as independent accountants for the fiscal year ending September 30, 2004.

Remainder of Page Intentionally Left Blank

PROPOSAL 1

ELECTION OF DIRECTORS

Under our By-laws, the number of directors serving on our Board may not be more than seven or fewer than three and is set by a resolution adopted by a majority of the entire Board of Directors.  The number of directors is currently fixed at five, which is the number of directors to be elected at the Annual Meeting to constitute the Board of Directors.  The directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified.  It is intended that the accompanying proxy will be voted in favor of each and all of the following persons to serve as directors, unless the shareholder indicates to the contrary on the proxy.

Nominees for Election as Directors

For election to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each of whom is a current director:

Name	Age	Principal Occupation
Jerome E. Ball	68

Director since 1998; Chief Executive Officer of Forward since October 1998 and Chairman of the Board since April 1999; Chairman and Chief Executive Officer of George Arzt Communications, a public relations firm, from 1996 to October 1998.

Bruce Galloway (a)	46

Director since April 2002; Managing Director of Burnham Securities since 1993; Chairman of Datametrics, a manufacturer of ruggedized computer equipment, since August 2000; Chairman of International Microcomputer Software Inc., a software development company, since August 2001.

Edwin A. Levy (b)	67

Director since April 2003; Chairman, founder and principal of Levy, Harkins & Co., a New York City investment advisory firm; General Partner in Gracy Fund, a private investment partnership; Director of Coastcast Corporation, a publicly held golf club head manufacturer, since 1994; Director of Traffix, a publicly held online database direct marketing company, since 1995; Director of Bear, Stearns Financial Products, a wholly owned subsidiary of the Bear, Stearns Companies, since 1997; Director of World Point Terminals, a maritime port facilities provider of liquid bulk storage, since 1998.

Norman Ricken (c)	67

Director since March 2000; During the past five years Mr. Ricken has served as an independent consultant; between 1971 and his retirement in 1989, Mr. Ricken held senior positions at Toys R Us Inc., including Chief Financial Officer, President and Chief Operating Officer.

Michael Schiffman (d)	39	Director since 1992; President and Chief Operating Officer of Forward since June 1998; Executive Vice President of Forward from 1992 to 1998.

(a)     Member of the Audit Committee and member of the Compensation Committee

(b)     Member of the Compensation Committee.

(c)     Chairman of the Audit Committee and Chairman of the Compensation Committee.

(d)     Michael Schiffman is the brother of Steven Schiffman, our corporate Secretary.

Each of the directors is being nominated for re-election.  See "Certain Relationships and Related Party Transactions."

Shareholder Vote Required

To be elected, a nominee for director requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors.  If elected, each director holds office until the next annual meeting of shareholders and until his successor has been duly elected and qualified.

The Board of Directors Recommends a Vote FOR Election to the Board of Directors of Each of the Nominees.

MANAGEMENT INFORMATION

Committees of the Board; Board Meetings

To assist it in the discharge of its responsibilities, the Board of Directors has established a standing Audit Committee and a standing Compensation Committee, the members and principal responsibilities of each of which are set forth below.  The Board of Directors does not have a nominating committee or a stock option committee, the functions of which are performed by the Board as a whole.  The Board of Directors met or acted by unanimous written consent on six occasions during the fiscal year ended September 30, 2003.  All directors attended all of the meetings held by the Board and all of the meetings of the committees of which they are members except for Messrs. Kuhr and Galloway who each missed a meeting of the audit committee.

The current members of the Audit Committee are Norman Ricken, who is Chairman of the Audit Committee, and. Bruce Galloway and Jeffrey Kuhr.  Our Board of Directors has determined, after considering all the relevant facts and circumstances, that each such director is independent, as defined by the National Association of Securities Dealers' ("NASD") listing standards.  The Audit Committee held four meetings during the fiscal year ended September 30, 2003.  The functions performed by the Audit Committee include approval of the independent auditors to be retained by Forward; approval before they are rendered of the services to be performed by the independent auditors; meeting with Forward's independent auditors at least annually to review the scope and results of the annual audit; receiving and considering the auditors comments as to internal controls, accounting function, management performance, and procedures performed and results obtained in connection with the audit; and periodically reviewing and approving major accounting policies and significant internal controls; as well as reviewing the independence of the independent auditors and its fees.

 The Audit Committee is governed by a written charter approved by the Board of Directors.  In March 2004, the Board of Directors adopted an Amended and Restated Audit Committee Charter, which became effective upon adoption.  A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix 1.  See our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, a copy of which is enclosed with these proxy materials, for information relating to Norman Ricken, the director designated as our Audit Committee Financial Expert.

The current members of the Compensation Committee are Norman Ricken, who is Chairman of the Committee, and Messrs. Galloway and Kuhr.  The Committee met twice during the last fiscal year and all members were present.  The purpose of the Compensation Committee is to establish and implement compensation policies and programs for our executives.  See "Employment Agreements."

It is anticipated that, if elected at the Annual Meeting, the Board of Directors will re-nominate Messrs. Ricken and Galloway, and both will be reappointed as members of the Audit Committee and the Compensation Committee.  It is anticipated that, if elected at the Annual Meeting, Mr. Edwin A. Levy, who has been determined by the Board of Directors to be independent as defined by the NASD's listing standards, will be re-nominated to serve on the Compensation Committee and nominated to serve on the Audit Committee, replacing Mr. Jeffrey Kuhr, who declined to stand for re-election.

All of the directors, except Mr. Levy who was then a nominee for election, attended the Annual Meeting of Shareholders in April 2003.  While the Company encourages the attendance of its directors at the Annual Meeting of Shareholders, it does not mandate such attendance.

Nominations

As noted above, Forward does not currently maintain a separate, standing nominating committee to propose candidates for election to the Board of Directors.  The Board of Directors, a majority of whom are independent, has until now performed this function without a written charter and without a formal process for identifying and evaluating director nominees, nor has it set minimum qualifications for serving as a director.  The Board of Directors is of the belief that its views and assessments establish an adequate, balanced and appropriate basis for the evaluation and review of potential candidates for election to the Board and that it will apply appropriate criteria in assessing the merits, experience and judgment of such candidates.  The Board of Directors will consider director candidates nominated by security holders who communicate information regarding such candidates and the relevant qualifications thereof to Forward's Secretary.

Consistent with recent amendments to the NASD's listing standards, the Board of Directors intends during the current fiscal year to establish a nominating committee for the purpose of the identification, evaluation, review and selection of potential candidates for election to the Board of Directors and to adopt a charter for such committee at the time of the establishment thereof.

Code of Ethics

                In November 2003, Forward adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of Company affairs.

Communications with the Board

                The Board of Directors entertains communications from security holders.  Communications should be sent to the Board of Directors or the individual chairperson of standing Board committees by writing to those individuals at the address set forth at the first page of this Proxy Statement. The Company's general policy is to forward, and not intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Executive Officers

The following table sets forth certain information with respect to each person who is currently an executive officer of Forward and is based on our records and information furnished to us by such persons.

Name	Age	Position with Forward	Held Office Since
Jerome E. Ball.........................	68	Chief Executive Officer and Chairman of the Board	1998
Michael Schiffman.................	39	President, Chief Operating Officer and Director	1998
Lawrence Mannes.................	67	Executive Vice President	2000
Douglas W. Sabra.................	45	Chief Financial Officer and Vice President	2000
Steven Schiffman...................	36	Secretary	1996

JEROME E. BALL became Chief Executive Officer and Vice Chairman of the Board effective October 1998 and became Chairman of the Board in April 1999.  Before joining Forward, from 1996 until October 1998, Mr. Ball served as Chairman and Chief Executive Officer of George Arzt Communications, a full service public relations firm.  Prior to that time, Mr. Ball had been president of Balson-Hercules Group, a textile manufacturing company, which was sold to a Canadian Stock Exchange listed company, Consoltex Group, Inc., Ltd., where he served until 1996.

MICHAEL SCHIFFMAN has been employed by Forward in various capacities since 1985 and became a director in April 1992.  Mr. Schiffman was employed as a salesman for our advertising specialties products in 1985.  He became marketing manager for such products in 1987 and, following the acquisition of the custom carrying case business in 1989, was appointed General Manager of that division.  From 1995 through June 1998, Mr. Schiffman was assigned to our Hong Kong operations.  Executive Vice-President from 1992 to 1998, Mr. Schiffman was appointed our President and Chief Operating Officer in June 1998.  Michael Schiffman is the brother of Stephen Schiffman, our corporate secretary.

LAWRENCE E. MANNES became Executive Vice President of Forward in August 2000.  Prior to joining Forward, Mr. Mannes spent 25 years as the Controller of the Balson-Hercules Group, a textile manufacturing company that was sold to a Canadian Stock Exchange listed company, Consoltex Group, Inc., Ltd., where he served until 1998.  Mr. Mannes was awarded a Bachelors Degree in accounting from Bryant College.  He is the father-in-law of Douglas W. Sabra.

DOUGLAS W. SABRA became Vice President and Chief Financial Officer of Forward in September 2000.  Prior to joining Forward, Mr. Sabra was a Controller for Tyco Submarine Systems (now Tycom Ltd.), where he worked from 1998 to June 2000.  Mr. Sabra retired from the Coast Guard in 1998 after 22 years of service where he held a variety of financial management positions.  Mr. Sabra received an MBA from the University of South Florida and a Bachelors Degree in accounting from Florida International University.  He is the son-in-law of Mr. Mannes.

STEPHEN SCHIFFMAN has been employed by Forward in various capacities for more than the past five years.  Beginning in 1990, Mr. Schiffman was employed in the production department, followed by a move to the Purchasing Department and Inventory Control in the Forward Division.  Subsequently, Mr. Schiffman moved to the Marketing Department of the Koszegi division in 1995.  Mr. Schiffman was appointed Secretary of Forward in 1996.  Stephen Schiffman is the brother of Michael Schiffman.

Pursuant to their respective employment agreements:  Jerome E. Ball is employed as Chairman and Chief Executive Officer, Michael Schiffman is employed as President and Chief Operating Officer and Douglas W. Sabra is employed as Vice President and Chief Financial Officer.  See "Employment Agreements."

Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director, director nominee and executive officer.

Summary of Compensation in Fiscal 2003, 2002 and 2001

The following "Summary Compensation Table" sets forth certain summary information regarding all cash and non-cash compensation paid by Forward during each of the fiscal years ended September 30, 2003 ("Fiscal 2003"), 2002 ("Fiscal 2002") and 2001 ("Fiscal 2001") to each of its executive officers earning more than $100,000. For further information concerning compensation arrangements with the executive officers named below, see "-Employment Agreements."

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Comp. $	Restricted Stock Awards ($)	Securities Underlying Options	LTIP Payouts ( $)	All Other Comp ($)

Jerome E. Ball
Chairman and	2003	$219,700	$115,000	--	--	--	--	$15,810
Chief Executive	2002	$155,333	$18,500	--	--	--	--	$63,240
Officer (a)	2001	$172,080	--	--	--	250,000 shares	--	$47,430

Michael Schiffman
President and	2003	$310,000	$115,000	--	--	--	--	--
Chief Operating	2002	$290,000	$18,500	--	--	--	--	--
Officer	2001	$282,500	--	--	--	850,000 shares	--	--

Douglas W. Sabra
Vice President and	2003	$123,500	$58,000	--	--	--	--	--
Chief Financial	2002	$116,667	$10,000	--	--	--	--	--
Officer	2001	$115,000	--	--	--	75,000 shares	--	--

(a)     For Mr. Ball, "All Other Compensation" represents rent paid by us on Mr. Ball's behalf with respect to an apartment in New York. Effective January 1, 2003, Mr. Ball agreed to assume all obligations with respect to the apartment and his salary was adjusted commensurate with that agreement.  See "Employment Agreements."

During Fiscal 2002, each of the above-named executive officers voluntarily agreed to forego a portion of his salary for the fourteen-month period August 2002 through September 2003. The Compensation Committee of our Board of Directors agreed that such foregone salary amounts would be restored to those executives if we achieved certain Fiscal 2003 profitability levels. As a result, Fiscal 2002 salaries were reduced by an aggregate of $6,666 for Mr. Ball, $10,000 for Mr. Schiffman and $3,333 for Mr. Sabra, and the total amounts subject to forfeiture by such executive officers during such fourteen-month period were $46,667 for Mr. Ball, $70,000 for Mr. Schiffman and $23,333 for Mr. Sabra. Based on the results of operations achieved by the Company in Fiscal 2003, the Compensation Committee agreed that those amounts would be restored to the executives, which amounts are reflected in the above table as salary in Fiscal 2003.

Option Grants in Fiscal 2003

In December 1996, our Board of Directors adopted the 1996 Stock Incentive Plan, pursuant to which up to four million (4,000,000) shares of our Common Stock may be issued to our executive officers, employees and non-employee directors and consultants upon the exercise of incentive stock options and nonqualified stock options. The exercise price of the incentive options may not be less than the fair market value of the Common Stock at the date the option is granted. The Compensation Committee of our Board of Directors establishes the exercise price of the nonqualified options. Options generally vest evenly over three years and expire ten years after the date of grant, provided that, if the option holder's employment, consulting or other relationship with the Company terminates, generally the option must be exercised within 90 days of such termination.

No options to purchase our Common Stock or stock appreciation rights (SARs) were granted to the executive officers named in the Summary Compensation Table in Fiscal 2003.

Stock Options Held at September 30, 2003

The following table indicates the total number of exercisable and unexercisable stock options to purchase Common Stock held by each executive officer named in the Summary Compensation Table as of September 30, 2003. No options to purchase Common Stock were exercised by such named executive officers during Fiscal 2003 and no SARs were outstanding during Fiscal 2003. The closing price of our Common Stock at September 30, 2003 was $2.38, as reported by Nasdaq.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired On Exercise	Value Realized	Number Of Unexercised Securities Underlying Options at FY-End Exercisable / Unexercisable	Value of Unexercised In-The-Money Options/SARS at FY End- Exercisable / Unexercisable
Jerome E. Ball	0	0	250,000 / 250,000	$157,500 / $95,000
Michael Schiffman	0	0	650,000 / 400,000	$346,000 / $0
Douglas W. Sabra	0	0	15,000 / 75,000	$13,200 / $28,500

Compensation of Directors

Prior to April 2003, it was our policy to pay our non-employee directors $500 for each meeting attended of the Board of Directors or a committee thereof. The chairperson of each subcommittee received an additional $250 for each subcommittee meeting. We also reimbursed directors for their travel expenses incurred for attendance at such meetings.  During Fiscal 2002, Messrs. Ricken, Kuhr and Galloway, received an aggregate of $3,300, $2,000 and $1,250, respectively, for attendance at meetings of the Board of Directors or a committee thereof during Fiscal 2002.

In Fiscal 2003, our Board of Directors amended its policy relating to compensation of directors.  Under the amended policy, each non-employee director now receives an annual stipend of $10,000, payable in quarterly increments of $2,500, and the chairman of each subcommittee receives an additional $1,000 stipend per committee chair. In addition, each non-employee director receives $1,000 for each board meeting attended, $500 for each subcommittee meeting attended and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings. During Fiscal 2003, Messrs. Ricken, Kuhr, Galloway and Levy received an aggregate of $12,500, $9,250, $9,500 and $6,500, respectively, for their services, excluding travel reimbursements.  In addition, in Fiscal 2003, each non-employee director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $2.05 per share, which was above the market price of our Common Stock at the time of the grant.  In the event any such director ceases to serve as a director, such options expire 12 months after termination of the director relationship.

Employment Agreements

Effective October 1, 2003, we entered into an employment agreement with each of Jerome E. Ball, Michael M. Schiffman and Douglas W. Sabra in order to secure their services to Forward during the term of the agreements, each of which expires on December 31, 2005.  Each agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 60 days prior to the end of the term (or renewal period). If Forward gives such notice, subject to certain conditions, the executive would be entitled to receive six months salary at the rate then in effect as severance.  No stock options or other equity compensation is granted to any such executive pursuant to these agreements.  These agreements terminate and supersede the agreements to which Forward and each of Messrs. Ball, Schiffman and Sabra were a party that were in force during Fiscal 2003 and which were to expire at various dates thereafter.  None of the provisions in the terminated agreements has any continuing effect, except that options to purchase Common Stock (including the accelerated vesting provisions referenced below) granted to each executive pursuant to those terminated agreements, as set forth above under the "Summary Compensation Table", remain in effect according to the original terms thereof. Set forth below is certain additional information that pertains to each executive's employment agreement.

Under his agreement, Mr. Ball is employed as our Chairman and Chief Executive Officer at an annual salary of $230,000.  In addition, Mr. Ball is eligible to receive bonus compensation in each year of the term based on financial incentives and non-financial incentives.  The formula that determines the amount of bonus that may be earned under the financial incentive component in each year during the term of the agreement is based on the extent to which, if any, Forward's Pre-Tax Income (as defined in the agreement) exceeds, achieves or fails to exceed the target level for such year, which will be identified at the beginning of each fiscal year by the Compensation Committee of our Board of Directors.  Based on this formula, Mr. Ball may earn a maximum of approximately $141,000 (if Pre-Tax Income exceeds the target level by 20%) and a minimum of zero (if Pre-Tax Income fails to achieve the target level by 10% or more), all on a sliding scale.  In addition, Mr. Ball may earn a maximum of 10% of his salary pursuant to the non-financial incentive component of the bonus, which is based on performance factors evaluated by the Compensation Committee.

Pursuant to his prior employment agreements with Forward, Mr. Ball was awarded options to acquire 250,000 shares of Common Stock at an exercise price of $2.00 per share, which vest on January 1, 2005.  Such options are subject to immediate vesting in the event that the price of the Common Stock on the Nasdaq SmallCap Market averages $3.50 per share for 180 consecutive days (not fewer than 90 of which must be during the employment term).  Under a previous employment agreement, Mr. Ball received options to purchase 250,000 shares of Common Stock at an exercise price of $1.75 per share. These options became fully exercisable on September 30, 1999.  In addition, because of Mr. Ball's relocation from New York to Florida as a result of the re-location of our executive offices in 2000, we agreed to assume Mr. Ball's lease with respect to an apartment in New York City with annual lease payments totaling approximately $63,000.  We made payments of $15,810, $63,240 and $47,430 in respect of this apartment on Mr. Ball's behalf during Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively.  Effective January 1, 2003, Mr. Ball agreed to assume all obligations with respect to such apartment, and his salary was adjusted accordingly.

Under his agreement, Mr. Schiffman is employed as our President and Chief Operating Officer at an annual salary of $300,000. In addition, Mr. Schiffman is eligible to receive bonus compensation in each year of the term based on financial incentives and non-financial incentives.  The formula that determines the amount of bonus that may be earned under the financial incentive component in each year during the term of the agreement is based on the extent to which, if any, Forward's Pre-Tax Income (as defined in the agreement) exceeds, achieves or fails to exceed the target level for such year, which will be identified at the beginning of each fiscal year by the Compensation Committee of our Board of Directors.  Based on this formula, Mr. Schiffman may earn a maximum of approximately $71,000 (if Pre-Tax Income exceeds the target level by 20%) and a minimum of zero (if Pre-Tax Income fails to achieve the target level by 10% or more), all on a sliding scale.  In the event that either Mr. Schiffman's or Mr. Ball's salary changes during the term of either agreement, or if Mr. Ball is an employee of Forward but no longer serves as our Chief Executive Officer, then Mr. Ball's and Mr. Schiffman's bonus arrangements shall terminate and be subject to substitute, substantially equivalent arrangements as may be agreed between Mr. Schiffman and the Compensation Committee in an amendment to his agreement.  In addition, Mr. Schiffman may earn a maximum of 10% of his salary pursuant to the non-financial incentive component of the bonus, which is based on performance factors evaluated by the Compensation Committee.

In January 2001, at the time of entering into Mr. Schiffman's terminated agreement, we cancelled and issued the following options to purchase Common Stock:

1.   Cancelled 300,000 options exercisable at $2.00 per share, expiring November 15, 2001, and reissued them as fully vested options exercisable at $2.00 per share, expiring January 1, 2006;

2.   Cancelled 200,000 options exercisable at $3.25 per share, expiring September 29, 2004, and reissued them as options exercisable at $3.25 per share, expiring January 1, 2006.  These options vest on January 1, 2005, but are subject to immediate vesting in the event that the price of the Common Stock on the Nasdaq SmallCap Market averages $3.50 per share for 180 consecutive days (not fewer than 90 of which must be during the employment term);

3.   Issued 200,000 options exercisable at $2.50 per share, expiring January 1, 2006.  These options vest on January, 2005 but are subject to immediate vesting if the price of the Common Stock on the Nasdaq SmallCap Market averages $5.00 per share for 180 consecutive days (not fewer than 90 of which must be during the employment term); and

4.   Issued 150,000 options exercisable at $1.50 per share, expiring on January 1, 2006.  These options are intended to replace options to purchase the same number of shares of Common Stock at the same exercise price, which expired on November 30, 2000.

Under his employment agreement, Mr. Sabra is employed as Vice President and Chief Financial Officer at an annual salary of $150,000.  In addition, Mr. Sabra is eligible to receive bonus compensation in each year of the term based on financial incentives and non-financial incentives.  The formula that determines the amount of bonus that may be earned under the financial incentive component in each year during the term of the agreement is based on the extent to which, if any, Forward's Pre-Tax Income (as defined in the agreement) exceeds, achieves or fails to exceed the target level for such year, which will be identified at the beginning of each fiscal year by the Compensation Committee of our Board of Directors.  Based on this formula, Mr. Sabra may earn a maximum of approximately $60,000 (if Pre-Tax Income exceeds the target level by 20%) and a minimum of zero (if Pre-Tax Income fails to achieve the target level by 10% or more), all on a sliding scale.  In addition, Mr. Sabra may earn a maximum of 10% of his salary pursuant to the non-financial incentive component of the bonus, which is based on performance factors evaluated by the Compensation Committee.

In January 2001, in connection with the terminated agreement, Mr. Sabra was awarded options to acquire 75,000 shares of Common Stock at an exercise price of $2.00 per share, which vest on January 1, 2005. Such options are subject to immediate vesting in the event that the price of the Common Stock on the Nasdaq SmallCap Market averages $3.50 per share for 180 consecutive days (not fewer than 90 of which must be during the employment term).

 In addition to the foregoing, each of the agreements provides that the executive may by notice terminate his agreement in the event that "good cause" (as defined in each such agreement) is established, in which case the executive would be entitled to receive on the date of termination six months of his salary (at the rate in effect when notice is given) plus the amount of the bonus to which he would otherwise be entitled, pro rated to the date of termination (and calculated as set forth in each such agreement).  In addition, in the case of death during the term of the agreement, the executive's estate is entitled to the bonus to which he would otherwise have been entitled had he not died, pro rated to the date of death, together with benefits made available to employees generally, including under Forward's retirement and group life insurance plans. Each such executive has also agreed to be bound by certain covenants that restrict his ability to compete with the Company or solicit the employment of Company employees after the term of his employment, prohibits disclosure of Company confidential information and restricts the executive, subject to certain exceptions, from making investments in entities that compete with the Company.

Information pertaining to compensation paid to Mr. Theodore Schiffman, Forward's co-founder and former  chairman and chief executive officer, pursuant to his consulting agreement is set forth under  "Certain Relationships and Related Transactions."

Report on Repricing of Options/SARs

We did not adjust or amend the exercise price of stock options previously awarded to any of our officers or directors during Fiscal 2003. See "-Employment Agreements."

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information, as of March 5, 2004, with respect to the beneficial ownership of Common Stock by (i) each person or group who is known by us to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each current director, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers, as a group (seven persons).  Information as to Robert S. Ellin and related investors is based on the filings, as amended from time to time, of such persons on Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act) the last of which was filed April 12, 2002.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Notes	Percent of Class
Jerome E. Ball 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	467,500	(a)	7.4%

Michael M. Schiffman 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	950,627	(b)(c)	14.1%

Douglas Sabra 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	25,000	(d)	*

Norman Ricken 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	50,700	(e)	*

Bruce Galloway 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	180,420	(f)	3.0%

Jeffrey H. Kuhr 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	10,000	(f)	*

Edwin A. Levy 1801 Green Road, Suite E Pompano Beach, FL. 33064..........................	17,000	(g)	*

All directors and executive officers as a group (seven persons)..............................	1,701,247	(b)	24.2%

Robert S. Ellin and related investors 750 Lexington Avenue New York, NY 10022..................................	695,700	(h)	11.4%

*Less than 1 percent

(a)   Includes 250,000 shares of Common Stock issuable pursuant to currently exercisable stock options at an exercise price of $1.75.

(notes continue on next page)

(b)    Michael Schiffman, our President and a director, is the son of Theodore H. Schiffman, our retired Chairman Emeritus, and the brother of Stephen Schiffman, our corporate Secretary.  Each of Michael Schiffman and Stephen Schiffman disclaims beneficial ownership of shares of Common Stock beneficially owned by the others.

(c)    Includes 177,700 shares of Common Stock subject to currently exercisable options granted by us on September 9, 1999 at an exercise price of $1.88 per share; 150,000 shares of Common Stock subject to currently exercisable options granted by us on January 1, 2001 at an exercise price of $1.50 per share; and 300,000 shares of Common Stock subject to currently exercisable options granted by us on January 1, 2001 at an exercise price of $2.00 per share.

(d)   Includes 15,000 shares of Common Stock subject to currently exercisable options granted by us on June 5, 2001 at an exercise price of $1.50 per share.

(e)    Includes 10,000 shares of Common Stock subject to currently exercisable options granted by us on January 1, 2001 at an exercise price of $2.00 per share and 10,000 shares of Common Stock subject to currently exercisable options granted by us on April 24, 2003, at an exercise price of $2.05 per share.

(f)    Includes 10,000 shares of Common Stock subject to currently exercisable options granted by us on April 24, 2003, at an exercise price of $2.05 per share.

(g)    Includes 10,000 shares of Common Stock subject to currently exercisable options granted by us on May 9, 2003, at an exercise price of $2.05 per share.

(h)   Based on the most recent filing, dated April 12, 2002, and includes: (i) 210,500 shares of Common Stock owned by Atlantis Equities, Inc. ("Atlantis"), a corporation of which Mr. Ellin and his wife Nancy Ellin are the sole officers and directors; (ii) 37,500 shares of Common Stock owned by Robert Ellin Family 1997 Trust, of which Mr. Ellin's father is the trustee and of which his minor children are the beneficiaries, as to which Mr. Ellin disclaims beneficial ownership; (iii) 2,500 shares of Common Stock owned by Mr. Ellin; (iv) 335,200 shares of Common Stock owned by the Robert Ellin Profit Sharing Plan, of which Mr. Ellin is the beneficiary; and (v) 110,000 shares of Common Stock held by Nancy J. Ellin, the wife of Mr. Ellin.  See "Certain Relationships and Related Party Transactions."

Section 16(a)  Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who beneficially own more than ten percent of each class of Forward's equity securities that is registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of Forward.  Officers, directors, and persons who beneficially own more than ten percent of a registered class of our equity securities are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based solely on review of the copies of such reports and written representations furnished to us that no other reports were required during and with respect to the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to our officers and directors, and beneficial owners of more than ten percent of our Common Stock were complied with on a timely basis, except that we have received no representation from Mr. Ellin.

Certain Relationships and Related Party Transactions

On April 11, 2002, we entered into a Settlement Agreement (the "Settlement Agreement") with Robert S. Ellin, Nancy Ellin, Atlantis Equities, Inc., Robert Ellin Family 1997 Trust and Robert Ellin Profit Sharing Plan (Mr. Ellin and such parties collectively are sometimes referred to as the "Ellin Group"). The Settlement Agreement resolves certain disagreements that arose between the Ellin Group and us. The principal terms of the Settlement Agreement are set forth below. The following condensed summary is qualified in all respects by reference to the complete text of the Settlement Agreement (including the exhibits thereto), which is included as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2002, as amended by Form 8-KA filed on April 25, 2002.

Pursuant to the Settlement Agreement, on April 11, 2002, the date of the Settlement Agreement, we appointed Mr. Bruce Galloway and Mr. Jeffrey Kuhr to our Board of Directors. Mr. Galloway and Mr. Kuhr filled the vacancies created by the resignations, on April 11, 2002, of Mr. Noah Fleschner and Mr. Samson Helfgott.  Messrs. Galloway and Kuhr were subsequently elected to the Board of Directors at our annual meeting of shareholders for Fiscal 2001 held on May 24, 2002 and currently serve as directors. As contemplated by the Settlement Agreement, Mr. Galloway and Mr. Kuhr were nominated to serve on, and were elected as members of, our Audit Committee and our Compensation Committee.  In connection with the Settlement Agreement, Forward and each member of the Ellin Group entered into a Standstill Agreement, dated April 11, 2002, pursuant to which the members of the Ellin Group agreed not to, among other things, acquire additional shares of our Common Stock or make or participate in any proxy solicitation with respect to the Common Stock or seek representation on the Board of Directors (except to the extent that the appointment of Messrs. Galloway and Kuhr constituted such representation).  The Standstill Agreement  expired in October 2003.

In connection with the Settlement Agreement, on April 11, 2002, we entered into a letter agreement with Atlantis Equities pursuant to which, under certain circumstances, if we, within a 24-month period from the date of the letter agreement, were to consummate a business combination with a company introduced to us by Atlantis, Atlantis would be entitled to a fee equal to 10% of the aggregate consideration paid in connection with such business combination.  Mr. Ellin is principal shareholder, a director and an officer of Atlantis Equities.  In addition, Mr. Jeffrey Kuhr, a director, advised us that he entered into an arrangement with Atlantis pursuant to which he would be entitled to 50% of the fee payable to Atlantis under this letter agreement.  Subsequent to entering into this letter agreement, Atlantis introduced to us the company referred to therein, and we declined to pursue a business combination with said company.  In addition, under the Settlement Agreement we and each member of the Ellin Group exchanged general releases, and we remitted $100,000 to attorneys for Mr. Ellin in respect of legal fees and disbursements incurred in connection with the disagreements arising between the Ellin Group and Forward during the 18 months preceding the date of the Settlement Agreement.

Pursuant to his consulting agreement entered into when he resigned from 30 years of service as our chief executive officer and chairman, effective October 1998, Mr Theodore Schiffman, our co-founder, received a consulting fee of $200,000 per annum until September 30, 2003 and, pursuant to an extension of that agreement, a monthly fee of $2,500 from that date until December 31, 2003.  In addition, under this agreement Mr. Schiffman was entitled to receive severance payments totaling $350,000, which was paid in various installments ending in April 2001.  In addition, the exercise price of options to purchase 450,000 shares of Common Stock was reduced from $2.00 to $1.10 per share.  Under his consulting agreement, had Mr. Schiffman died during the term thereof, Forward would have been required to make or to procure certain insurance payments to his estate or his wife's estate.  The consulting agreement has expired, but  Mr. Schiffman is subject to a non-competition arrangement with us that expires in 2006 and has agreed to maintain the confidentiality of trade secrets and work product of Forward.  Other than such benefits to which Mr. Schiffman is entitled as a former employee in accordance with our benefit plans, together with the options described above, Forward has no other obligations to Mr. Schiffman pursuant to the consulting agreement or otherwise.  Mr. Schiffman is the father of Michael Schiffman, our President and Chief Operating Officer and a director, and Stephen Schiffman, our corporate secretary.

We have made unsecured loans from time to time to Mr. Theodore H. Schiffman and to Mr. Schiffman's son Michael Schiffman.

During the period July 1999 to June 2000, we paid insurance premiums and interest totaling $62,060 in respect of a life insurance policy that Mr. Theodore Schiffman maintains on his life. Effective October 1, 2001, in consideration for these advances Mr. Schiffman issued his promissory note to Forward in the principal amount of $62,060, bearing interest at 6% per annum, payable on demand.  This note was paid in full on September 30, 2002.

In 1996, Theodore Schiffman issued his promissory note to us in the principal amount of $235,535, bearing interest at 6% per annum, amortized by annual payments of principal and interest in the amount of $50,000. In conjunction with entering into his consulting agreement, we and Mr. Schiffman agreed that repayment of the note would be made over the term of such agreement. As of September 30, 2002 this note had been paid in full

Report of the Audit Committee

The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements that are included in our Annual Report on Form 10-KSB, which review  included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent accountants, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee discussed with the independent accountants their independence from management and from Forward, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the accountants' independence.

The Audit Committee discussed with our independent accountants the overall scope and plans for its audits.  The Committee meets with the independent accountants, with and without management present, to discuss the results of its examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Fees Paid to Independent Accountants

The following table sets forth the aggregate fees for professional services billed to us by our principal accounting firm, Ernst & Young LLP for the past two fiscal years:

	Year Ended September 30,
	2003	2002
Audit Fees[1]......................................................................	$ 109,800	$ 103,700
Audit-related Fees[2].........................................................	0	0
Tax Fees[3]..........................................................................	24,500	28,700
Other Fees[4]......................................................................	0	0
	$ 134,300	$ 132,400

All work performed by our independent principal accountant must be pre-approved by our Audit Committee, which ensures that all such work is compatible with maintaining the principal accountant's independence.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence and concluded that it is.

This report is submitted on behalf of the members of the Audit Committee*:

Norman Ricken, Chairman
Jeffrey Kuhr
Bruce Galloway

*The report of the Audit Committee is dated November 2003

____________________

[1]  Includes fees billed for audit of our audited consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 and for reviews performed with respect to our unaudited quarterly consolidated financial statements published during such periods included in Form 10-QSB, including services that are normally provided by Ernst & Young in connection with statutory and regulatory filings, such as the issuance of consent letters

[2] Includes the aggregate fees billed for the fiscal years ended September 30, 2003 and 2002 for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of Forward's financial statements and not reported under Audit-related Fees.   The Company incurred no such cost in either period.

[3] Includes the aggregate fees billed for the fiscal years ended September 30, 2003 and 2002 for tax compliance and tax advice including preparation and filing of the Company's U.S. Federal and state income tax returns.

[4] Includes the aggregate fees billed for the fiscal years ended September 30, 2003 and 2002 not included in the other categories included in the table, including .  The Company incurred no such cost in either period.

 PROPOSAL 2

RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors is recommending to the shareholders that they ratify the Audit Committee's re-appointment of Ernst & Young LLP as Forward's independent accountants for the fiscal year ending September 30, 2004.  It is intended that the accompanying proxy will be voted in favor of the ratification of the re-appointment of Ernst & Young LLP, unless the shareholder indicates to the contrary on the proxy.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder Vote Required

The affirmative vote of the holders of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

14

DEADLINE FOR SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2005

Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at our 2005 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act") must be sent to our offices at 1801 Green Road, Suite E, Pompano Beach, Florida 33064, and received not later than November 28, 2004, for inclusion in our proxy statement and form of proxy relating to such meeting.  All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

A shareholder may otherwise propose business for consideration at such meeting in compliance with federal proxy rules, New York law and other legal requirements, without seeking to have the proposal included in Forward's proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holder without additional proxy statement disclosure about the matter unless Forward is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4 under the Exchange Act.  Accordingly, shareholder proposals submitted for consideration at the annual meeting to be held in 2005 other than pursuant to the processes of Rule 14(a)-8 under the Exchange Act must be received not later than February 2, 2005.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting.  If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of Forward.

WE UNDERTAKE TO PROVIDE TO EACH SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH, AND OUR CURRENT REPORT ON FORM 8-K, AS AMENDED, FILED ON APRIL 16, 2002. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064 AND ORAL REQUESTS SHOULD BE MADE TO FORWARD AT (954) 360-6420.

APPENDIX 1
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF FORWARD INDUSTRIES, INC.

I)             COMMITTEE MEMBERSHIP

A)     Composition and Qualifications

1.   Except to the extent permitted by Nasdaq Rule 4350(d)(2)(C) or any amendment or successor provision thereto or by otherwise applicable laws, the Audit Committee of Forward Industries, Inc. (the "Company") shall be comprised of at least three directors each of whom

(i)         is "independent" under the rules of the Nasdaq Stock Market, Inc. and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 ("Exchange Act"), except as may be permitted under applicable laws and regulations ,

(ii)        does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Company's Board of Directors (the "Board") or any committee of the Board, and

(iii)       is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.   All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.  In addition, the Audit Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

B)      Appointment

1.   Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

II)           COMMITTEE PURPOSES AND FUNCTIONS

A)     The purposes of the Audit Committee are to:

1.   Assist the Board in its monitoring and oversight responsibilities of

(i)         the quality and integrity of the Company's financial statements,
(ii)        the Company's compliance with legal and regulatory requirements,
(iii)       the performance of the Company's internal audit function and independent auditors,
(iv)       the independent auditors' qualifications and independence and
(v)        the accounting and financial reporting processes of the Company.

2.   Prepare an Audit Committee report as required by the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement.

B)      Functions and Scope

1.   The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.

-A1-

2.   The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-QSB, annually auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending September 30, 2005 or such other date to be determined by the SEC) and other procedures.

3.   In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, to plan or conduct audits, to set auditor independence standards or to verify that the Company's financial statements are complete, accurate or in accordance with generally accepted accounting principles.

4.   The independent auditors shall submit to the Audit Committee annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No.1.

5.   The independent auditors shall submit to the Audit Committee annually (not later than 60 days after the end of each fiscal year) a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors:

(i)         the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;

(ii)        assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service;

(iii)       tax compliance, tax advice and tax planning services, in the aggregate and by each service; and

(iv)       all other products and services rendered by the independent auditors, in the aggregate and by each service.

III)    COMMITTEE DUTIES AND RESPONSIBILITIES

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

A)     With respect to the independent auditors:

1.   To be directly responsible for the selection, appointment, evaluation, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

2.   To be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

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3.   To pre-approve or adopt appropriate procedures to pre-approve the audit and non-audit fees and any other significant compensation to be paid to the independent auditor, who is ultimately accountable to the Audit Committee and the Board;

4.   To review and discuss with the independent auditor the auditor's independence consistent with Independence Standards Board Standard 1;

5.   To review the independent auditor's audit plan regarding the planning, scope, rigor and staffing of the audit and to discuss the audited financial statements;

6.   To ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

7.   To obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

8.   To discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

9.   To review and approve all related party transactions of the Company required to be disclosed pursuant to SEC Reg. SB, Item 404; and

10. To take into account the opinions of management and the Company's internal auditor function in assessing the independent auditors' qualifications, performance and independence.

B)   With respect to the internal audit function of the Company, to the extent such function exists:

1.   To review the organizational structure, plan, and budget of the internal audit function;

2.   To review the appointment, performance, and replacement of the senior internal auditing executive; and

3.   To review the internal audit function's significant reports to management and the management's responses;

C)   With respect to accounting principles and policies, financial reporting and internal audit control over financial reporting:

1.   To advise management, the internal audit function and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

2.   To discuss with the independent auditor matters or reports (and management's and/or the internal audit function's responses thereto) required to be communicated to audit committees in accordance with, or referred to in, AICPA SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards including reports and communications relating to:

(i)        deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting, including any one or more of the following;

(ii)        consideration of fraud in a financial statement audit;

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(iii)       detection of illegal acts;

(iv)       the independent auditors' responsibility under generally accepted auditing standards;

(v)        any restriction on audit scope:

(vi)        significant accounting policies;

(vii)       issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

(viii)      management judgments and accounting estimates;

(ix)       any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

(x)        the responsibility of the independent auditors for other information in documents containing audited financial statements;

(xi)       disagreements with management;

(xii)      consultation by management with other accountants;

(xiii)     major issues discussed with management prior to retention of the independent auditors;

(xiv)     difficulties encountered with management in performing the audit;

(xv)      the independent auditors' judgments about the quality of the entity's accounting principles, applications and practices as applied in its financial reporting, including consistency of application, and the clarity, consistency and completeness of accounting information;

(xvi)     reviews of interim financial information conducted by the independent auditors; and

(xvii)    the responsibilities, budget and staffing of the Company's internal audit function:

3.   To meet with management, the independent auditors and, if appropriate, the director of the internal audit function:

(i)         to discuss the scope of the annual audit;

(ii)        to review the Company's financial reporting processes and controls, including significant financial risk exposures and the steps management has taken to monitor, assess, manage and control such exposures;

(iii)        to review significant financial reporting findings and judgments made during, or in connection with, preparation of the Company's financial statements;

(iv)       to review the Company's annual audited financial statements and to recommend to the Board whether such financial statement should be included in the Company's Annual Report on Form 10-KSB prior to filing or distribution; to review any audit problems or difficulties (including any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management);

(v)        to review and discuss the Company's quarterly financial results and earnings announcements prior to the release of earnings and filing and distribution of its Form 10-QSB; this review may be performed by the Audit Committee or its chairperson;

(vi)       to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

(vii)      to discuss, as appropriate:

(a)  any major issues regarding accounting principles and financial statement presentations, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

(b)  analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(d)  the treatment of unusual transactions;

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(viii)      to review significant recommended changes in the Company's selection or application of auditing and accounting principles and practices by management, independent auditor, or internal auditors;

(ix)        to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

(x)        to obtain from the independent auditor verification that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

(xi)       to review any pending litigation as it pertains to financial statements and disclosure; and

(xii)      to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

D)    With respect to reporting and recommendations:

1.   To prepare an annual report to shareholders to be included in the Company's proxy statement as required by the SEC;

2.   to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

3.   To review with Company counsel any legal matters that may have a significant impact on the Company's financial statements, the Company's compliance with applicable laws, and any significant reports or inquiries received from governmental and regulatory agencies.

4.   To obtain reports from management, the Company's senior internal auditing executive, and the independent auditor that the Company's subsidiary and foreign-affiliated entities are in compliance with any applicable legal requirements.

5.   To prepare an annual performance evaluation of the Audit Committee, which evaluation should review and reassess the adequacy of this Charter, to and to make such recommendations for changes to this Charter to the Board as the Audit Committee may deem necessary and appropriate.

IV)    COMMITTEE OPERATIONS AND STRUCTURE

A)     Operations

1.   The Audit Committee shall designate one member of the Committee as its chairperson and he or she shall be responsible for presiding over the meetings and reporting to the Board of Directors.  The chairperson will also maintain regular liaison with the Company's chief executive officer, the chief financial officer and the lead independent audit partner.

2.   The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable.

3.   The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing department, if applicable, and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.

4.   The Audit Committee may request any officer or employee of the Company or the Company's outside counselor independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

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5.   The Audit Committee may perform any other activities deemed appropriate by the Board and consistent with this Charter, the Company's by-laws, and governing laws.

B)      Structure-Delegation

1.   The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

V)     COMMITTEE AUTHORITY AND RESOURCES

A)     Authority

1.   The Audit Committee shall have the appropriate authority and resources to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

2.   The Audit Committee may conduct any investigation necessary to fulfill its responsibilities and may request any officer or employee of the Company, outside counsel or independent auditor to meet with any members of, or consultants to, the Committee.

B)      Resources:

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

(i)         Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

(ii)        Compensation of any advisers employed by the Audit Committee pursuant to Section VA hereof.

(iii)       Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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Please mark your votes as in this example ☒			FORWARD INDUSTRIES, INC.
The Directors recommend a vote FOR all Nominees for election of directors and FOR Item 2

1.	Election of Directors	FOR All nominees listed (except as marked to the contrary, see instruction below)	WITHHOLD AUTHORITY to vote for all nominees listed at right		2.	Proposal to ratify the re-appointment of Ernst & Young LLP as independent accountants of Forward for the fiscal year ending September 30, 2004.	FOR	AGAINST	ABSTAIN
				Nominees: Jerome E. Ball Bruce Galloway Edwin A. Levy Norman Ricken Michael Schiffman		In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.
	INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

						THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
							Dated , 2004
							Signature(s)
							Signatures
							Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

FORWARD INDUSTRIES, INC.
Annual Meeting of Shareholders - April 21, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Forward Industries, Inc., a New York corporation  ("Forward"), hereby constitutes and appoints Michael Schiffman, Jerome E. Ball and Stephen Schiffman, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of Common Stock of Forward at Forward's Annual Meeting of Shareholders (the "Annual Meeting") which the undersigned held on March 5, 2004, the record date for the Annual Meeting, to be held at the offices of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida  33064 on April 21, 2004, 11:00  a.m., Eastern Daylight Time, and at any postponements or adjournments thereof, on any and all of the matters contained in the Notice of Annual Shareholders Meeting with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE PROPOSAL TO RATIFY THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed and dated on the other side)